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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2076); Form S-8 (No. 333-5720); Form S-8 (No. 333-85815); Form
S-8 (No. 333-30956); Form S-8 (No. 333-30970); and the Post-Effective Amendment No. 1 to Form S-8 (No. 333-5720) of Imax Corporation, of our report dated February 9, 2000 relating to the financial statements and financial statement schedule appearing in Imax Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



Toronto, Canada                                     PricewaterhouseCoopers LLP
March 27, 2000



S:\ABASDwtn\Client\I\IMAX\2000\Correspondence\Consent - March 2000 - schedule.doc